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                                                                    Exhibit 99.2

                                     FORM OF
                            PATENT LICENSE AGREEMENT

This Patent License Agreement ("Agreement") is effective as of ______________, by and between Star Scientific, Inc., a Delaware corporation ("Star Scientific"), and North Atlantic Trading Company, Inc., a Delaware corporation ("NATC").

WHEREAS, NATC, STAR SCIENTIFIC, and Star Tobacco, Inc., a Delaware corporation and wholly owned subsidiary of STAR SCIENTIFIC ("STAR TOBACCO"), entered into an Asset Purchase Agreement, dated as of ________________, 2003 (the "PURCHASE AGREEMENT"), pursuant to which NATC agreed to purchase the assets, and assume the liabilities, of STAR SCIENTIFIC and STAR TOBACCO related to their discount cigarette business (as those assets and liabilities are described in the PURCHASE AGREEMENT) (the "SALE TRANSACTION");

WHEREAS, effective as of the date hereof, NATC, STAR SCIENTIFIC, and STAR TOBACCO are consummating the SALE TRANSACTION;

WHEREAS, STAR SCIENTIFIC is the exclusive licensee of U.S. Patent No. 6,202,649, U.S. Patent No. 6,135,121, and U.S. Patent No. 6,425,401, and may obtain future patents pertaining to processes for substantially preventing the formation of tobacco-specific nitrosamines ("TSNAs") during tobacco curing and to products made from low-TSNA tobacco ("PATENTS" as defined in Section 1.1 below);

WHEREAS, STAR SCIENTIFIC warrants that it has or will have the right to grant licenses or sublicenses to the PATENTS; and

WHEREAS, in connection with the consummation of the SALE TRANSACTION, NATC wishes to acquire a nonexclusive and nontransferable license from STAR SCIENTIFIC to make, have made, use, or import tobacco claimed by the PATENTS or cured using processes claimed by the PATENTS for use in NATC's own manufacture and sale of cigarettes, roll your own tobacco and smokeless products;

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and with intent to be legally bound hereby, the parties agree as follows:

1    Definitions.

     1.1 "PATENTS" shall mean patents and patent applications that are owned by or licensed to STAR Scientific that (i) relate to processes for substantially preventing the formation of TSNAs during tobacco curing; or (ii) otherwise relate to low-TSNA tobacco, including, without

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          limitation, U.S. Patent Nos. 6,202,649, U.S. Patent No. 6,135,121, and
          U.S. Patent No. 6,425,401.

     1.2 "PRODUCT" shall mean low-TSNA tobacco whose manufacture, use or import, absent rights granted hereunder, would infringe the PATENTS, or low-TSNA tobacco made by any process that absent rights granted hereunder would infringe the PATENTS.

     1.3 "CIGARETTES" shall mean cigarettes manufactured by or on behalf of NATC or its AFFILIATES and sold by NATC or its AFFILIATES, which contain some quantity of the PRODUCT.

     1.4 "OTHER TOBACCO PRODUCTS" shall mean roll your own tobacco and smokeless tobacco products manufactured by or on behalf of NATC or its AFFILIATES and sold by NATC or its AFFILIATES, which contain some quantity of the PRODUCT.

     1.5 "NET SALES" shall mean the gross sales of CIGARETTES and OTHER TOBACCO PRODUCTS, less, (i) any rebates actually paid in connection with a sale to a wholesaler, (ii) discounts and allowances actually given or taken in connection with a sale to a wholesaler, and (iii) returns to the extent credit is given or paid. There shall be no deduction from NET SALES of any federal excise or sales tax payable on account of the sale of CIGARETTES or OTHER TOBACCO PRODUCTS or otherwise, including without limitation tobacco product excise taxes. All the foregoing deductions from the gross sales shall be determined in accordance with the generally accepted accounting practices used by NATC and its AFFILIATES in the ordinary course of business. It is the intent of the parties that NET SALES shall be based on arms- length sales transactions by NATC or its AFFILIATES to independent third parties and not based on sales between or among NATC and its AFFILIATES. In the case of any sale or other disposal for value of the CIGARETTES or OTHER TOBACCO PRODUCTS other than in an arm's length transaction exclusively for money, NET SALES shall be calculated on the value of the consideration received or the fair market price (if higher) of the CIGARETTES or OTHER TOBACCO PRODUCTS in the country of sale or disposal.

     1.6 "EARNED ROYALTIES" shall mean the royalties payable by NATC to STAR SCIENTIFIC as set out in Sections 3 and 4 of this Agreement.

     1.7 "AFFILIATES" shall mean any corporation or limited liability company that is controlled by the party in question, including, without limitation, National Tobacco Company. For this purpose, "control" shall mean the

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          ownership, whether direct or indirect, of one hundred-percent (100%)
          of the securities or ownership interests of or in the entity. STAR SCIENTIFIC agrees that it will entertain requests by NATC to designate an entity who does not conform to this definition as an "AFFILIATE" of NATC. If STAR SCIENTIFIC so agrees in writing, then such entity shall be deemed an "AFFILIATE" of NATC hereunder.

2    License Grant and Limitations.

     2.1 License Grant. Subject to the terms of this Agreement, STAR SCIENTIFIC hereby grants to NATC and its AFFILIATES for the term of this Agreement a nonexclusive and nontransferable right and license under the PATENTS to:

            2.1.1 Make, have made, use, or import the PRODUCT only for use in the manufacture of CIGARETTES or OTHER TOBACCO PRODUCTS and for no other purpose including the resale of the PRODUCT to other purchasers of bulk tobacco;

            2.1.2 Use the PRODUCT upon termination of this Agreement as provided by Section 10; and

            2.1.3 Make, have made, use, offer to sell, sell, or import CIGARETTES or OTHER TOBACCO PRODUCTS.

            The license granted to each of NATC's AFFILIATES hereunder shall continue in force and effect with respect to each such AFFILIATE only so long as such entity is an AFFILIATE of NATC. Neither NATC or any of its AFFILIATES has been granted hereunder any right or license under the PATENTS to manufacture or sell CIGARETTES or OTHER TOBACCO PRODUCTS for the benefit of or on behalf of any third party.

     2.2  Limitations on Grant.

            2.2.1 No Implied Licenses. Except as expressly granted herein, there are no implied licenses under the PATENTS, including the right to make, use, sell, offer for sale, or import any tobacco product other than CIGARETTES or OTHER TOBACCO PRODUCTS.

            2.2.2 No Right to Grant Sublicenses or Assign. This license does not include the right to grant sublicenses. STAR SCIENTIFIC agrees that NATC and its AFFILIATES may use third-party manufacturers to manufacture the PRODUCT or CIGARETTES or OTHER

                                      -3-

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       TOBACCO PRODUCTS, on their behalf, as provided in Section 2.1.1 and
       Section 2.1.3. Without the express written consent of STAR SCIENTIFIC, this license is not assignable or otherwise transferable by NATC or its AFFILIATES, including without limitation any transfer in connection with an acquisition in whole or in part of NATC or its AFFILIATES (or any of their assets) or a merger, consolidation or other reorganization involving NATC or its AFFILIATES. Any purported assignment or transfer made without STAR SCIENTIFIC'S consent shall be void and shall constitute a material breach of this Agreement.

   2.3 Nonsuit. So long as NATC is not in default under this Agreement, STAR SCIENTIFIC will agree not to bring any legal action seeking to enjoin or otherwise restrict (i) the use, manufacture, or import of the PRODUCT by NATC or its AFFILIATES for the manufacture of CIGARETTES or OTHER TOBACCO PRODUCTS,(ii) the manufacture of NATC's or its AFFILIATES' PRODUCT or NATC's or its AFFILIATES' CIGARETTES or other TOBACCO PRODUCTS on behalf of NATC or its AFFILIATES by third-party manufacturers, or (iii) the use, manufacture, import, or sale by NATC or its AFFILIATES of CIGARETTES or OTHER TOBACCO PRODUCTS.

   2.4 Retention of Rights. STAR SCIENTIFIC retains all rights not expressly granted by this Agreement. Nothing in this Agreement shall grant any rights, directly or indirectly, to any other party, including any tobacco company or cigarette manufacturer other than NATC or its AFFILIATES. If NATC or its AFFILIATES acquires a tobacco company or cigarette manufacturer that has entered into a license agreement with STAR SCIENTIFIC with respect to the PATENTS that requires the payment of a higher royalty rate than that required under this Agreement, then such entity shall not be treated as an AFFILIATE of NATC for purposes of this Agreement without the express written consent of STAR SCIENTIFIC and with respect to entities that have entered into a license agreement with STAR SCIENTIFIC with respect to the PATENTS, the agreement between such entity and STAR SCIENTIFIC shall remain in full force and effect.

3 Consideration and Royalties. In consideration for the license granted hereunder, NATC agrees to pay EARNED ROYALTIES to STAR SCIENTIFIC, as follows:

   3.1 Royalty Base. EARNED ROYALTIES shall be based on the NET SALES of CIGARETTES and OTHER TOBACCO PRODUCTS. EARNED ROYALTIES shall accrue at the time the CIGARETTES and

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           OTHER TOBACCO PRODUCTS either are shipped or are exported from the
           United States.

       3.2 Royalty Commencement Date. EARNED ROYALTIES shall commence on the earlier of (a) the date that one or more of the PATENTS is enforced by a United States trial court having jurisdiction over the matter against any of the four largest United States tobacco companies (as of the date of this Agreement, the four largest U.S. tobacco companies are: Philip Morris, R.J. Reynolds, Brown & Williamson and Lorillard) in a manner that results in one or more of those companies being enjoined from violating the PATENTS or being required to make payments to STAR SCIENTIFIC for past or future use, purchase, production, import, export or sale of the PRODUCT or of CIGARETTES or OTHER TOBACCO PRODUCTS, or (b) such date as any United States tobacco company, excluding Brown & Williamson Tobacco Corporation, makes a royalty payment to STAR SCIENTIFIC for rights under the PATENTS (the date described in clause (a) or (b) above, the "Royalty Commencement Date"). No royalty obligation shall be incurred to STAR SCIENTIFIC by NATC for its exercise of any rights granted by this Agreement prior to the Royalty Commencement Date. NATC's obligation to pay royalties terminates if all of the PATENTS become unenforceable or are found invalid for any reason.

       3.3 Royalty Rate. The EARNED ROYALTY rate shall be equal to one-half the lowest royalty rate STAR SCIENTIFIC receives from any United States tobacco company other than NATC (excluding the royalty rate paid by Brown & Williamson Tobacco Corporation pursuant to the currently existing royalty arrangement under the April 25, 2001 agreement with STAR SCIENTIFIC and by Golden Leaf Tobacco Company, Inc. pursuant to its arrangements with STAR SCIENTIFIC in effect on the date hereof). If STAR SCIENTIFIC receives royalties from more than one such United States tobacco company then the EARNED ROYALTY rate shall be equal to one-half of the lowest royalty rate received from such United States tobacco company, but in no event more than two and one-half percent (2.5%) of the NET SALES. The EARNED ROYALTY rate may be established from time to time as STAR SCIENTIFIC enters into royalty arrangements or agreements with other United States tobacco companies and shall apply from the effective date of such arrangement or agreement. If a judgment is entered by a United States trial court against one of the four largest United States tobacco companies that does not result in the setting of a royalty rate, then a presumed EARNED ROYALTY rate of two and one-half percent (2.5%) shall apply from the date of judgment until a royalty rate is established. The EARNED ROYALTIES provided herein shall be

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       the entire compensation due STAR SCIENTIFIC in respect of any PRODUCT provided by a third-party manufacturer to NATC or its AFFILIATES pursuant to the rights granted under Sections 2.1.1 and 2.1.3 permitting such third-party manufacturer to produce such PRODUCT, CIGARETTES and OTHER TOBACCO PRODUCTS.

   3.4 EARNED ROYALTY Rate Notice. STAR SCIENTIFIC shall furnish notice to NATC within thirty (30) days following the effective date of any royalty arrangement or agreements with other United States tobacco companies and shall provide NATC with information relating to non-confidential terms of any such agreement, including at a minimum information sufficient to allow NATC to determine such royalty terms, arrangements or agreements and redacted copies, as necessary.

4  Payment.

   4.1 Calendar Quarter Report. Within thirty (30) days after the end of each calendar quarter following the Royalty Commencement Date during the term of this Agreement, NATC shall furnish to STAR SCIENTIFIC a written report setting forth the aggregate NET SALES during such calendar quarter and clearly describing how the EARNED ROYALTIES payable thereon were calculated.

   4.2 Payment. NATC shall pay the EARNED ROYALTIES to STAR SCIENTIFIC in cash, which shall accompany each written calendar quarter report.

   4.3 Conversion Rate. EARNED ROYALTIES shall be payable in U.S. dollars. In the event that conversion of the NET SALES from a foreign currency is necessary, the exchange rate used shall be the rate in effect for the purchase of United States dollars with such currency at the end of the last business day of the applicable calendar quarter as published in the Wall Street Journal.

   4.4 Reporting in the Event of Termination. In the event that this Agreement is terminated at any time other than at the end of a calendar quarter, an EARNED ROYALTIES report and payment shall be made within thirty (30) days following the termination of this Agreement, with a final EARNED ROYALTIES report and payment due thirty (30) days after the expiration of the ninety (90) day extension period provided under Section 10, below.

   4.5 Taxes Withheld. If any EARNED ROYALTIES are subject to withholding or similar tax, NATC shall pay such additional amounts as

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       shall be required to ensure that the net amounts received by STAR
       SCIENTIFIC hereunder (including any applicable tax credits used by STAR SCIENTIFIC) will equal the full EARNED ROYALTIES amounts due under
       Section 3 hereof. The parties shall do all such lawful acts and things and sign all such lawful deeds and documents as either party may reasonably request of the other party to enable NATC or its AFFILIATES to take advantage of any applicable legal provision or any double taxation treaties which may prevent or limit any tax being imposed or withheld by taxing authorities with respect to EARNED ROYALTIES payable by NATC hereunder.

   4.6 Interest. In the event that any EARNED ROYALTIES due STAR SCIENTIFIC under this Agreement are not paid within five (5) business days of the date due, the amount due shall accrue interest annually calculated at the prime rate (as reported in the Wall Street Journal on the due date or, if the due date is not a business day, the first business day thereafter) plus four percent (4.0%), but in no event less than ten percent (10%); provided, however, that in no event shall said annual rate exceed the maximum legal interest rate under Maryland law. Such EARNED ROYALTIES when paid shall be accompanied by all interest so accrued.

5  Books and Records.

   5.1 Obligation to Keep Books and Records. NATC must keep, and cause its AFFILIATES to keep, accurate books and records of the manufacture, use, import, or sale of CIGARETTES and OTHER TOBACCO PRODUCTS. NATC must preserve, and cause its AFFILIATES to preserve, these books and records for at least five (5) years from the date of the EARNED ROYALTIES to which they pertain.

   5.2 Right of Inspection. STAR SCIENTIFIC'S representatives or agents are entitled to inspect the books and records described in Section 5.1 not more than once per year. STAR SCIENTIFIC will pay the fees and expenses of these inspections. If an under-reporting of more than five percent (5%) of the EARNED ROYALTIES for the period subject to inspection is discovered, then NATC will pay the reasonable fees and expenses of that inspection. NATC shall promptly pay to STAR SCIENTIFIC the amount of any underpayment discovered together with interest at the rate set forth in
       Section 4.6, above from the date such payment was originally due until paid.

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6  Patent Marking; Use of Names and Trademarks.

   6.1 Patent Marking. NATC shall place, and shall cause its AFFILIATES to place, all appropriate patent and intellectual property notices, markings, and indicia on the packaging materials for all CIGARETTES and OTHER TOBACCO PRODUCTS and marketing literature for the CIGARETTES and OTHER TOBACCO PRODUCTS to protect the patent and other intellectual property rights of STAR SCIENTIFIC, including STAR SCIENTIFIC'S right to damages for infringement thereof. Notwithstanding the foregoing, NATC has no obligation to mark any of its packaging materials and marketing literature with any notice concerning PATENTS for manufacturing or production processes for producing low-TSNA tobacco.

   6.2 Use of Names and Trademarks. Neither NATC nor any of its AFFILIATES are permitted to use any name, trade name, trademark, or other designation of STAR SCIENTIFIC or any of its AFFILIATES, including the marks StarCure(TM) Inside and StarCured(TM) Inside, in advertising, publicity, promotional activity, or for any other purpose, without the express written consent of STAR SCIENTIFIC.

   6.3 Sponsorship. Neither NATC nor any of its AFFILIATES shall include any statements on the packaging materials or in any advertising or information accompanying the CIGARETTES and OTHER TOBACCO PRODUCTS that expressly or implicitly represent or suggest that STAR SCIENTIFIC has sponsored, endorsed, or approved the PRODUCT or the CIGARETTES and OTHER TOBACCO PRODUCTS, or that STAR SCIENTIFIC is affiliated, connected, or associated with the PRODUCT or the CIGARETTES and OTHER TOBACCO PRODUCTS.

7 Patent Infringement. Upon discovery by NATC of any infringement of the PATENTS, or the possibility thereof, NATC shall promptly notify STAR SCIENTIFIC. STAR SCIENTIFIC shall have the exclusive right, but not the obligation, to take appropriate legal action in connection with the actual or potential infringement. NATC shall use its reasonable efforts to cooperate with and assist STAR SCIENTIFIC in any action pertaining to the PATENTS by providing documentary evidence, employee testimony or the like. In the event STAR SCIENTIFIC shall elect to take such action, the conduct of the action shall be entirely directed and controlled by STAR SCIENTIFIC, and STAR SCIENTIFIC shall enjoy the benefits of all recoveries from such action.

8 Term of the Agreement. Subject to prior termination by operation of law, or by acts of the parties in accordance with the provisions of Section 9, the license

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granted by this Agreement shall commence on the date first set forth above and shall continue until the expiration of the last to expire of the PATENTS.

9  Termination.

    9.1 STAR SCIENTIFIC shall have the right to immediately terminate this Agreement if NATC shall at any time be in default in the payment of EARNED ROYALTIES hereunder or NATC or its AFFILIATES shall commit any other material breach of this Agreement and shall fail to remedy such default or material breach within thirty (30) days after receipt of written notice thereof by STAR SCIENTIFIC. If during the term of this Agreement, NATC or any of its AFFILIATES makes, files, or maintains any claim, suit, cause or other action alleging that any claim of a PATENT is invalid or unenforceable or is not infringed by the manufacture, use, sale, offer to sell, or import of the PRODUCT or of CIGARETTES or OTHER TOBACCO PRODUCTS, STAR SCIENTIFIC may immediately upon notice to NATC terminate this Agreement. In the event that either NATC or any of its AFFILIATES, on the one hand, or STAR SCIENTIFIC, on the other hand shall, (i) admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, or (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under any applicable bankruptcy laws, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any applicable bankruptcy laws or (vii) take any corporate action for the purpose of effecting any of the foregoing; then the other party may, by giving notice thereof to such party, terminate this Agreement as of the date specified in such termination notice. In the event of a termination of this Agreement, all rights with respect to the PATENTS shall automatically revert to STAR SCIENTIFIC. Termination of this Agreement shall be without prejudice to any moneys already paid or then due or to become due from NATC to STAR SCIENTIFIC and without prejudice to any rights of either party accrued prior to the effective date of termination or that this Agreement indicates shall survive termination.

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    9.2  The Parties acknowledge and agree that it is their intention that only
         NATC and its AFFILIATES shall be the beneficiaries of the rights and license granted hereunder.

10 Disposition of the Cigarettes and OTHER TOBACCO PRODUCTS on Hand Upon Termination. Upon termination of this Agreement, NATC and its AFFILIATES will have the right, for a period of up to ninety (90) days, to use all PRODUCT on hand and sell previously made or partially made CIGARETTES and OTHER TOBACCO PRODUCTS. NATC must submit EARNED ROYALTIES reports on all post-termination NET SALES, and must pay EARNED ROYALTIES at the rate and at the time provided in this Agreement.

11 Injunctive Relief. In the event that NATC or one of its AFFILIATES materially breaches this Agreement, the parties agree that monetary damages may not provide an adequate remedy for STAR SCIENTIFIC. Therefore, in the event of a material breach or threat of material breach, STAR SCIENTIFIC shall be entitled to seek, in addition to any other relief available at law or in equity, injunctive relief to restrain NATC or one of its AFFILIATES from committing or continuing any violation of this Agreement, without the need for posting any bond or any other undertaking.

12  Disclaimer of Warranties. Nothing in this Agreement shall be construed as:

    12.1 a warranty or representation by STAR SCIENTIFIC as to the validity, enforceability, or scope of any of the PATENTS;

    12.2 a warranty or representation by STAR SCIENTIFIC that any PRODUCT or CIGARETTE and OTHER TOBACCO PRODUCTS made, used, imported, sold, or otherwise disposed of pursuant to this Agreement will not infringe patents, copyrights, trademarks, or other proprietary rights of third parties;

    12.3 an obligation of STAR SCIENTIFIC to bring or prosecute actions or suits against third parties for infringement of the PATENTS; or

    12.4 an obligation of STAR SCIENTIFIC to license any other patents or any other intellectual property rights not specifically licensed hereunder.

NATC EXPRESSLY ACKNOWLEDGES AND AGREES THAT ITS AND ITS AFFILIATES' PERFORMANCE OF THE RIGHTS GRANTED IN THIS AGREEMENT IS AT THEIR OWN RISK. STAR SCIENTIFIC EXPRESSLY DISCLAIMS AND EXCLUDES ALL WARRANTIES (INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, IN RELATION TO NATC'S

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OR ITS AFFILIATES' MANUFACTURE, USE, OR IMPORT OF THE PRODUCT OR MANUFACTURE,
USE, IMPORT, SALE OR OTHER DISPOSITION OF CIGARETTES AND OTHER TOBACCO PRODUCTS.

13 Limitation of Remedies. STAR SCIENTIFIC WILL NOT BE LIABLE TO NATC OR ANY OF ITS AFFILIATES, OR ANY THIRD PARTY, FOR LOSS OF PROFITS, LOSS OF USE OR FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, EVEN IF IT IS AWARE OF THE POSSIBILITY THEREOF. NATC AGREES THAT THE ENTIRE LIABILITY OF STAR SCIENTIFIC ARISING IN CONNECTION WITH THIS AGREEMENT WILL IN NO EVENT EXCEED AN AMOUNT EQUAL TO THE EARNED ROYALTIES PAID BY NATC HEREUNDER.

14 Indemnification. NATC shall defend, indemnify, and hold harmless STAR SCIENTIFIC, its affiliates (including Regent Court Technologies, LLC.) and the directors, officers, employees, agents, successors and assigns of each of them, from and against all liability, obligations, costs, expenses (including reasonably attorneys' fees), losses, damages, penalties, judgments, claims, demands, actions, and suits, brought by or through any third party (hereinafter collectively called "liabilities") imposed on, incurred by or asserted against any one or more of them in connection with NATC'S or its AFFILIATES' manufacture, import, or use of the PRODUCT or manufacture, use, import, sale, resale, or other distribution of CIGARETTES or OTHER TOBACCO PRODUCTS, including but not limited to any liabilities arising out of actions in the form of tort, warranty, or strict liability, for death, personal injury, illness, or property damage. NATC or its AFFILIATES shall not settle or compromise any such claim, demand, lawsuit or other action in a manner that imposes any restrictions or obligations on STAR SCIENTIFIC or grants any rights to the PATENTS without STAR SCIENTIFIC'S prior written consent.

15 Notices. Any notice or payment required to be given to either party must be sent to the respective addresses given below and is effective: (a) on the date of delivery if delivered in person, (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, or (c) on the next business day if sent by overnight delivery. Either party may change its designated address by written notice given in accordance with this Section:

                  FOR STAR SCIENTIFIC:      Star Scientific, Inc.
                                            Attention: Robert E. Pokusa, Esq.
                                            General Counsel
                                            7475 Wisconsin Avenue

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                               Suite 850
                               Bethesda, Maryland  20814
                               Phone: (301) 654-8300
                               Fax: (301) 654-9308


          COPY TO:             Latham & Watkins
                               Attention:  Scott C. Herlihy
                               555 Eleventh St., N.W.
                               Suite 1000
                               Washington, D.C.  20004
                               Phone:  (202) 637-2200
                               Fax:  (202) 637-2201

          FOR NATC:            North Atlantic Trading Company, Inc.
                               Attention:  David Brunson, President
                               Chief Financial Officer
                               257 Park Avenue South, 7/th/ Floor
                               New York, New York  10010
                               Phone:  (212) 253-4587
                               Fax:  (212) 253-8296

          COPY TO:             Weil, Gotshal & Manges LLP
                               Attention:  David E. Zeltner
                               767 Fifth Avenue
                               New York, New York  10153
                               Phone: (212) 310-8000
                               Fax:  (212) 310-8007

16 Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, agreements, and understandings with respect thereto. This Agreement may be modified or waived only by a separate writing signed by both parties expressly so modifying or waiving this Agreement.

17 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law: (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as is possible; and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, STAR SCIENTIFIC and NATC hereby waive their right to enforce any provision of law that would render any provision hereof prohibited or unenforceable in any

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respect. If the terms and conditions of this Agreement are materially altered as a result of this Section, the parties shall attempt to renegotiate the terms and conditions of this Agreement, in good faith, to resolve any inequities.

18 Governing Law. This Agreement shall be deemed to be executed and to be performed in the State of Maryland, and shall be construed under and in accordance with the laws of the State of Maryland, including but not limited to matters of validity, construction, effect, and performance. In the event of a controversy, claim, or dispute between the parties hereto arising out of or relating to this Agreement, such controversy, claim, or dispute may be tried exclusively in the courts of the State of Maryland or in the United States Federal District Court located in, or closest to, Bethesda, Maryland, as either party may elect. Each of the parties hereby waives any defense of lack of in personam jurisdiction, improper venue, and forum non conveniens, and agrees that service of process of such court may be made upon each of them by personal delivery or by mailing certified or registered mail, return receipt requested, to the other party at the address provided for in Section 15 hereof. Both parties hereby submit to the jurisdiction of the court so selected, to the exclusion of any other courts which may have had jurisdiction apart from this
Section 18.

19 Counterparts. This Agreement may be executed in one or more counterparts (including facsimile copies), each of which, when so executed, constitutes one original and all of which, when taken together, constitute one and the same Agreement.

20 Press Releases And Other Public Disclosures. Except as provided in the ASSET PURCHASE AGREEMENT, or during the course of formal discovery or trial proceedings in any litigation or as otherwise legally required, no other public announcement or other disclosure to third parties concerning the existence or terms of this Agreement shall be made, either directly or indirectly, by either party hereto, without first obtaining the written approval of the other party, which shall include agreement upon the nature and text of such announcement or disclosure. The party desiring to make any such public announcement or other disclosure shall inform the other party of the proposed announcement or disclosure by providing the other party with a written copy thereof, and allowing reasonably sufficient time prior to public release to permit such other party to comment upon such announcement or disclosure. Once any such public announcement or disclosure has been made in accordance with this Section, then either party may appropriately communicate information contained in such permitted announcement or disclosure. Each party agrees that it shall reasonably cooperate with the other with respect to all disclosures regarding this Agreement to the Securities and Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such disclosure, but neither party shall be prevented by this Section 20 from making any disclosures to such agencies required under applicable law.

21 No Waiver. No failure on the part of a party to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by a party of any right preclude any other future exercise thereof or the exercise of any other right.

22 Independent Contractors. No agency, partnership or joint venture is hereby established; each party shall act hereunder as an independent contractor. Neither STAR SCIENTIFIC nor NATC shall enter into, or incur, or hold itself out to third parties as having authority to enter into or incur on behalf of the other party any contractual obligations, expenses or liabilities whatsoever.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed this ___ day of _________________, ______ by their duly authorized representatives.

                                          STAR SCIENTIFIC, INC.

                                          By: _____________________________
                                          Name: ___________________________
                                          Title: __________________________
                                          Date:____________________________


                                          NORTH ATLANTIC TRADING
                                           COMPANY, INC.

                                          By: _____________________________
                                          Name: ___________________________
                                          Title: __________________________
                                          Date: ___________________________


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